Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to of the financial statements of Azitra, Inc. as of and for the years ended December 31, 2024 and 2023, which report is included in this Annual Report on Form 10-K of Azitra, Inc.

/s/ Grassi & Co., CPAs, P.C.
Grassi & Co., CPAs, P.C.

Jericho, New York

December 1, 2025